Exhibit 5.1

STEVENS & LEE
LAWYERS & CONSULTANTS
111 North 6th Street
Reading, PA 16103
(610) 478-2000 Fax (610) 376-5610
www.stevenslee.com
January 21, 2019
Board of Directors
Positive Physicians Holdings, Inc.
100 Berwyn Park, Suite 220
850 Cassatt Road
Berwyn, PA 19312
Re:  Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel to Positive Physicians Holdings, Inc. (the “Company”) in connection with the Company’s proposed offering of up to 4,830,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). This offering is covered by the Company’s Registration Statement on Form S‑1, filed with the Securities and Exchange Commission (the “Registration Statement”). In connection with delivering this opinion, we have reviewed the following documents:

1.
The Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of the Commonwealth of Pennsylvania on January 4, 2019, as certified by the Secretary of the Company;

2.	The bylaws of the Company as presently in effect, as certified by the Secretary of the Company;

3.	The resolutions of the Board of Directors of the Company adopted by an action by unanimous written consent effective as of January 18, 2019, as certified by the Secretary of the Company;

4.	The Registration Statement, including the prospectus (the “Prospectus”) contained therein;

5.	The form of the certificate representing shares of the Common Stock filed as Exhibit 4.1 to the Registration Statement.

Philadelphia    •    Reading    •    Valley Forge    •    Lehigh Valley    •    Harrisburg    •    Lancaster    •    Scranton
Wilkes-Barre    •    Princeton    •    Charleston    •    New York    •    Wilmington
A PROFESSIONAL CORPORATION

STEVENS & LEE
LAWYERS & CONSULTANTS

Board of Directors
January 21, 2019

Based upon our review of the documents listed above, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold against payment therefor, pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee